EXHIBIT 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 12, 1996 (except with respect to the matters discussed in Note 15 as to which the date is March 1,
        1996) included in Thermo Instrument Systems Inc.'s Form 10-K for the year ended December 30, 1995 and to all references to our Firm included in this registration statement.



        ARTHUR ANDERSEN LLP

        Boston, Massachusetts